UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2014

ZOE'S KITCHEN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36411 (Commission File Number)	51-0653504 (I.R.S. Employer Identification No.)

5700 Granite Parkway
Granite Park Building #2, Suite 455
Plano, Texas
(Address of principal executive offices)
Registrant’s telephone number, including area code: (205) 414-9920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On August 11, 2014, Zoe’s Kitchen, Inc. (the “Company”) filed with the Securities and Exchange Commission an amendment to a previously filed Registration Statement on Form S-1 relating to a proposed secondary offering of its common stock (the "Registration Statement"). In connection with the proposed offering, the Company provided certain information to potential investors in the Registration Statement and by a press release in regards to the Company, and the Company is therefore including such information in this Current Report on Form 8-K pursuant to Regulation FD. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
Our financial results for the twelve and twenty-eight weeks ended July 14, 2014 and our financial results for the full fiscal quarter are not yet available. Set forth below are certain preliminary estimates of the results of operations that we expect to report for our second quarter. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our second quarter are finalized.
We estimate that our total revenue will range between $41.6 million and $41.8 million for the twelve weeks ended July 14, 2014 and between $87.9 million and $88.1 million for the twenty-eight weeks ended July 14, 2014. We estimate that our comparable restaurant sales growth will range between 7.3% and 7.5% for the twelve weeks ended July 14, 2014 and between 6.4% and 6.5% for the twenty-eight weeks ended July 14, 2014. In addition, we estimate that our income (loss) from operations will range between $1.4 million and $1.6 million for the twelve weeks ended July 14, 2014 and between $(5.1) million and $(4.9) million for the twenty-eight weeks ended July 14, 2014.
The preliminary financial data included in this report has been prepared by, and is the responsibility of our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This preliminary information reflects management’s estimates based solely upon information available to it as of the date of this report and is not a comprehensive statement of our financial results for the twelve and twenty-eight weeks ended July 14, 2014. The information presented above should not be considered a substitute for the full unaudited financial statements for the twelve and twenty-eight weeks ended July 14, 2014 once they become available.
The ranges for the preliminary estimated financial results described above constitute forward-looking statements. We have provided a range for the preliminary estimated financial results described above primarily because our financial closing procedures for the twelve and twenty-eight weeks ended July 14, 2014 are not yet complete and will not be publicly available until after the completion of this offering. We expect to complete our financial closing procedures for the twelve and twenty-eight weeks ended July 14, 2014 in August 2014. As a result, there is a possibility that actual results will vary materially from these preliminary estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. Please refer to "Forward-Looking Statements" in the Registration Statement for additional information. These preliminary results should be read in conjunction with "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Registration Statement and the consolidated financial statements and related notes in the Registration Statement. For additional information, please see "Risk Factors" in the Registration Statement.
The information contained in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Secondary Offering dated August 11, 2014.
99.2	Press Release Preliminary Outlook dated August 11, 2014

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOE'S KITCHEN, INC.

By:	/s/ Jason Morgan
Name:	Jason Morgan
Title:	Chief Financial Officer and Company Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Secondary Offering dated August 11, 2014.
99.2	Press Release Preliminary Outlook dated August 11, 2014